                                                                  EXHIBIT 10.37

                               ADDENDUM TO EMPLOYMENT AGREEMENT

               This Addendum to Employment Agreement ("Addendum") is entered into by and between Tim Donahue ("Executive") and Nextel Communications, Inc. ("Employer") this 24 day of March, 1997.

               The parties hereto have entered into an Employment Agreement to be effective on and as of February 1, 1996 ("Agreement"), setting forth the terms and conditions applicable to Executive's employment by Employer thereunder, and wish to set forth herein certain alternate mutually agreeable arrangements which are intended to supplant and/or modify certain of the provisions contained in the Agreement. Accordingly, for good and valuable consideration had and received, the parties hereby agree as follows:

               1. Employer (on behalf of itself and its appropriate affiliates) (" Nextel") hereby agrees, with and for the benefit of Executive, to attempt in good faith to negotiate and enter into arrangements with AT&T Wireless Inc. or its appropriate affiliates ("AT&T") providing for the pre-payment of an aggregate amount of $300,000 of site rental payments by Nextel to AT&T with respect to AT&T antenna sites as to which Nextel is or becomes a tenant or as to which the applicable site sharing or collocation arrangements provide for the making of rental payments by Nextel to AT&T ("AT&T Sites"), subject to the understandings that (i) the amount of such site rental payments shall be commercially reasonable, (ii) Nextel shall be entitled to dollar for dollar credit against rental payments as they accrue following the prepayment with respect to such AT&T Sites, and Nextel shall not be obligated to make any additional rental payments to AT&T with respect to such AT&T Sites unless and until the full amount so prepaid has been so credited and
        (iii) AT&T, simultaneously with such prepayment of site rental by Nextel, shall fully and finally release and discharge Executive from any and all liability with respect to an equivalent dollar amount of the AT&T Loan (as defined in paragraph 4.e. of the Agreement) and shall execute and deliver to each of Executive and Employer suitable documentation to evidence such release and discharge. If the matters described in the foregoing sentence are effected, Executive and Employer agree that, for purposes of paragraph 4e. of the Agreement, Employer's obligation to make an interest-free loan to Executive upon Executive's prior written request shall be reduced in dollar amount from $400,000 to $100,000 (and such lesser dollar amount so loaned shall be considered to be the "Nextel Loan" referred to in the Agreement), there shall be no purpose restrictions imposed on such loan, and the arrangements contained in paragraph 4.e. of the Agreement with respect to payments in respect of imputed interest on, repayment obligations concerning, full or partial forgiveness contingencies affecting and security interests relating to, the Nextel Loan shall be applicable to such loan notwithstanding the reduction in its dollar amount. If the matters described in the first sentence of this paragraph are not effected on or prior to June 30, 1997 (or such later date as the parties may mutually agree), this Addendum shall terminate and be of no further force or effect, and the original provisions of paragraph 4.e. of the Agreement shall continue in full force and effect unchanged hereby and as if this Addendum had not existed.

               2. Except as provided (and subject to the conditions on effectiveness contained) in the foregoing paragraph 1, the Agreement is not amended or modified by this Addendum in any respect and is intended by the parties to continue in full force and effect. The parties intend that this Addendum and the Agreement shall be construed together as a single instrument.

               3. This addendum shall take effect upon its execution and delivery, subject, however, to the requirement contained in paragraph 14 of the Agreement that the consent of Employer's Board of Directors be obtained, and Employer agrees with Executive to seek in good faith to request and recommend that such consent be granted at the earliest convenient opportunity.

               IN WITNESS WHEREOF, the parties have executed this Addendum as of the date and year first above written.


                                             NEXTEL COMMUNICATIONS, INC.


                                             /s/Thomas J. Sidman
                                             -------------------------





                                             /s/Timothy Donahue
                                             -------------------------
                                                     Tim Donahue